UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2021

OWL ROCK CAPITAL CORPORATION III

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01345	84-4493477
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, 38th Floor New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

Revolving Credit Facility

On September 10, 2021, Owl Rock Capital Corporation III (the “Company”), a Maryland corporation, entered into a Senior Secured Revolving Credit Agreement (the “Facility”). The Facility became effective on September 13, 2021. The parties to the Facility include the Company, as Borrower, the lenders from time to time parties thereto (each a “Lender” and collectively, the “Lenders”), JPMorgan Chase Bank, N.A. as Administrative Agent, JPMorgan Chase Bank, N.A., MUFG Union Bank, N.A. and Sumitomo Mitsui Banking Corporation as Joint Lead Arrangers and Joint Book Runners.

The Facility is guaranteed by OR Lending III LLC, a subsidiary of the Company, and will be guaranteed by certain domestic subsidiaries of the Company that are formed or acquired by the Company in the future (collectively, the “Guarantors”). Proceeds of the Facility may be used for general corporate purposes, including the funding of portfolio investments.

The maximum principal amount of the Facility is $375,000,000, subject to availability under the borrowing base, which is based on the Company’s portfolio investments and other outstanding indebtedness. Maximum capacity under the Facility may be increased to $1,100,000,000 through the exercise by the Borrower of an uncommitted accordion feature through which existing and new lenders may, at their option, agree to provide additional financing. The Facility is secured by a perfected first-priority interest in substantially all of the portfolio investments held by the Company and each Guarantor, subject to certain exceptions, and includes a $50,000,000 limit for swingline loans.

The availability period under the Facility will terminate on September 9, 2025 (“Commitment Termination Date”) and the Facility will mature on September 9, 2026 (“Maturity Date”). During the period from the Commitment Termination Date to the Maturity Date, the Company will be obligated to make mandatory prepayments under the Facility out of the proceeds of certain asset sales and other recovery events and equity and debt issuances.

The Company may borrow amounts in U.S. dollars or certain other permitted currencies. Amounts drawn under the Facility, will bear interest at either LIBOR plus a margin, or the prime rate plus a margin. The Company may elect either the LIBOR or prime rate at the time of drawdown, and loans may be converted from one rate to another at any time at the Company’s option, subject to certain conditions. Further, the Facility builds in a hardwired approach for the replacement of LIBOR loans in U.S. dollars. For LIBOR loans in other permitted currencies, the Facility includes customary fallback mechanics for the Company and the Administrative Agent to select an alternative benchmark, subject to the negative consent of required Lenders. The Company will also pay a fee of 0.375% on undrawn amounts under the Facility.

The Facility includes customary covenants, including certain limitations on the incurrence by the Company of additional indebtedness and on the Company’s ability to make distributions to its shareholders, or redeem, repurchase or retire shares of stock, upon the occurrence of certain events and certain financial covenants related to asset coverage and liquidity and other maintenance covenants, as well as customary events of default.

The description above is only a summary of the material provisions of the Facility and is qualified in its entirety by reference to the agreements which are filed as Exhibits 10.1 and 10.2 to this current report on Form 8-K and are incorporated herein by reference.

Promissory Note

On September 13, 2021, the Company as borrower, entered into a Loan Agreement (the “FIC Agreement”) with Owl Rock Feeder FIC BDC III LLC (“Feeder FIC”), an affiliate of the Company’s investment adviser, as lender, to enter into revolving promissory notes (the “Promissory Note”) to borrow up to an aggregate of $250 million from Feeder FIC. The Company may re-borrow any amount repaid; however, there is no funding commitment between Feeder FIC and the Company.

The interest rate on amounts borrowed pursuant to the Promissory Note may be based on the lesser of the rate of interest for an ABR Loan or a Eurodollar Loan under the Credit Agreement dated as of April 15, 2021, as amended or supplemented from time to time, by and among the Company’s investment adviser, as borrower, the several lenders from time to time party thereto, MUFG Union Bank, N.A., as Collateral Agent and MUFG Bank, Ltd., as Administrative Agent.

The unpaid principal balance of any Promissory Note and accrued interest thereon is payable by the Company from time to time at the discretion of the Company but immediately due and payable upon 120 days written notice by Feeder FIC, and in any event due and payable in full no later than February 28, 2023. The Company intends to use the borrowed funds to make investments in portfolio companies consistent with its investment strategies.

The foregoing description is only a summary of the material provisions of the FIC Agreement and is qualified in its entirety by the FIC Agreement which is filed as Exhibit 10.3 to this current report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Senior Secured Revolving Credit Agreement, dated as of September 10, 2021, among Owl Rock Capital Corporation III, as Borrower, the Lenders and Issuing Banks party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, and JPMorgan Chase Bank, N.A., MUFG Union Bank, N.A, and Sumitomo Mitsui Banking Corporation, as Joint Lead Arrangers and Joint Book Runners.

10.2	Guarantee and Security Agreement, dated as of September 10, 2021, among Owl Rock Capital Corporation III, as Borrower, OR Lending III LLC, as Subsidiary Guarantor, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent.

10.3	Loan Agreement, dated as of September 13, 2021, by and between Owl Rock Capital Corporation III and Owl Rock Feeder FIC BDC III LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Owl Rock Capital Corporation III

Date: September 15, 2021	By:	/s/ Bryan Cole
Name: Bryan Cole
Title: Chief Operating Officer and Chief Financial Officer